[LETTERHEAD]

                                                                    Exhibit 23.J





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-102328, 811-21275 of the Turnaround Fund (a series of the Turnaround Investment Trust) of our report dated April 23, 2004, appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/  Deloitte & Touche LLP

New York, New York
June 28, 2004